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EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-89331, effective October 20, 1999 and File No. 333-65430, effective July 19, 2001) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of rStar Corporation (formerly known as ZapMe! Corporation) of our report dated January 31, 2002, with respect to the consolidated financial statements of rStar Corporation included in this annual report on Form 10-K for the year ended December 31, 2002.



                                                    Yours Truly,

San Francisco, California                        Grant Thornton LLP
April 14, 2003